UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

PACIFIC ETHANOL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21467	41-2170618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (916) 403-2123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PEIX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 4, 2020, Pacific Ethanol, Inc., a Delaware corporation (the “Company”), and Pacific Ethanol Pekin, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Company (“PE Pekin”), received loan proceeds pursuant to promissory notes (the “SBA Loans”) dated as of April 29, 2020 and May 1, 2020, respectively, entered into with Bank of America, NA (“Bank of America”) under the recently enacted Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) pursuant to the Paycheck Protection Program (the “PPP”), which is administered by the U.S. Small Business Administration. The Company and PE Pekin received total proceeds of approximately $5.97 million and $3.89 million, respectively, from the SBA Loans. The SBA Loans are scheduled to mature on May 4, 2022, bear interest at a rate of 1.00% per annum and are subject to the terms and conditions applicable to loans administered by the U.S. Small Business Administration under the CARES Act. Under the terms of the PPP, certain amounts of the SBA Loans may be forgiven if they are used for qualifying expenses as described in the CARES Act, but there is no assurance provided that the Company or PE Pekin will obtain forgiveness of the SBA Loans in whole or in part.

In accordance with the requirements of the CARES Act and consistent with the PPP’s purpose to keep employees on payroll, the Company will use its portion of the proceeds from the SBA Loans primarily for payroll costs associated with the Company’s operations other than those related to PE Pekin. PE Pekin will use its portion of the proceeds from the SBA Loans primarily for payroll costs associated with the Pekin campus. In doing so, each of the Company and PE Pekin believes that the proceeds from the SBA Loans will allow each company to bring back some of its recently furloughed employees to help the Company and PE Pekin to continue their current operations.

The descriptions of the SBA Loans do not purport to be complete and are qualified in their entirety by reference to the SBA Loans, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
10.1	Promissory Note by Pacific Ethanol, Inc. in favor of Bank of America, NA dated April 29, 2020 (*)
10.2	Promissory Note by Pacific Ethanol Pekin, LLC in favor of Bank of America, NA dated May 1, 2020 (*)

(*)	Filed herewith. The agreement filed as an exhibit to this report contains representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2020	PACIFIC ETHANOL, INC.

	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

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